Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Macrovision Corporation:

We consent to the use of our reports dated February 28, 2007 with respect to the consolidated balance sheets of Macrovision Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement

Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006, by applying the modified-prospective method.

Mountain View, California

January 22, 2008